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                                                                    EXHIBIT 10-8

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                     SUPPLY PORTFOLIO MANAGEMENT AGREEMENT
                                    BETWEEN
                           MIDCON GAS SERVICES CORP.
                                      AND
                     ROCHESTER GAS AND ELECTRIC CORPORATION

      This Supply Portfolio Management Agreement ("Agreement") made this 1st day of July, 1995 by and between MidCon Gas Services Corp. ("MGSC"), a Delaware corporation, and Rochester Gas and Electric Corporation ("RG&E"), a New York corporation, collectively referred to herein as the "Parties" and individually as a "Party."

                                  WITNESSETH:

      WHEREAS, RG&E has contractual rights to natural gas supply and transportation and storage services;

      WHEREAS, RG&E desires to optimize the use of its contractual rights to natural gas supply and transportation and storage services in order to achieve the least cost reliable service for its customers;

      WHEREAS, MGSC is engaged in the business of providing natural gas supply, transportation and storage portfolio management services to other entities, including local gas distribution companies such as RG&E;

      WHEREAS, RG&E desires to utilize the services of MGSC to assist RG&E in the cost-effective management of RG&E's natural gas supply and transportation and storage service rights consistent with RG&E's policies;

      WHEREAS, MGSC desires to provide such services to RG&E;

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      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and with the intent to be legally bound hereby, RG&E and MGSC agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------
For the purposes of this Agreement, the following terms shall be defined as stated herein, unless otherwise expressly provided:
1.1   (a) "ANR" shall mean ANR Pipeline Company.
      (b) "Assets" shall mean all of RG&E's firm contractual rights to natural gas supply and transportation and storage services, which RG&E represents are the Transportation Assets, Storage Assets and Term Supply Contracts as enumerated in Attachment A to this Agreement, plus any firm transportation, firm storage or firm supply contracts entered into by RG&E during the Term and added to the Assets pursuant to Attachment A. If an Assets contract terminates or expires, then, subject to Attachment A to this Agreement, the expired or terminated Contract shall be deleted from the Assets.
      (c) "Authorization Procedure" shall mean the Authorization Procedure referenced in Section 2 of Attachment B of this Agreement.
      (d) "Authorized Transactions" shall mean the transactions by MGSC involving the Assets which are authorized under Sections 2.1 or 2.2 of Attachment B or which do not require authorization under Section 2.1(a) of Attachment B or which have been pre-authorized under Section
          2.3 of Attachment B.
      (e) "Benchmark Assumptions" shall mean the Benchmark Assumptions referenced in Section 2 and other Sections of Attachment C to this Agreement.
      (f) "Bid Week" shall commence five Business Days prior to the earliest Pipeline nomination deadline for first of the month deliveries and end at the last Pipeline nomination deadline for first of the Month deliveries.

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      (g) "Billing Invoice" shall mean the monthly invoice submitted pursuant to Section 5.1 of this Agreement.
      (h) "Business Day" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday which is not an employee holiday for either RG&E or MGSC.
      (i) "City Gate" shall mean the interconnections between RG&E's natural gas distribution system and the natural gas transmission systems of either CNGT or Empire.
      (j) "Closing Report" shall mean the Closing Report referenced in Section
          1.6 of Attachment B to this Agreement.
      (k) "Compensation" shall mean the Compensation referenced in Attachment
          D to this Agreement.
      (l) "CNGT" shall mean CNG Transmission Corporation.
      (m) "Contract Year" shall mean either (1) the period from July 1, 1995 through June 30, 1996 (the first Contract Year) or (2) the period from July 1, 1996 through June 30, 1997 (the second Contract Year), or (3) the period from July 1, 1997 through June 30, 1998 (the third Contract
          Year); provided that if pursuant to the terms set forth herein the Agreement terminates on a day other than June 30, the last Contract Year shall instead end on the date of such termination.
      (n) "Continuity Clause" shall mean Rule 6 (A) of RG&E's Gas Tariff, contained on Original Leaf 76 filed June 19, 1987 and effective July 19, 1987, which states:

              The Company [RG&E] will endeavor at all times to provide a regular and uninterrupted supply of service (except where the terms and conditions of a particular Service Classification provide otherwise) but in case the supply of service shall be interrupted or irregular or defective or shall fail from causes beyond the Company's control (including without limiting the generality of the foregoing, executive or administrative rules or orders issued from time to time by state or federal officers, commissions, boards or bodies having jurisdiction)

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          or because of the ordinary negligence of the Company [RG&E], its employees, servants or agents, the Company [RG&E] will not be liable therefor[].
      (o) "Core Customers" shall mean all natural gas customers of RG&E except those taking service under Service Classification No. 3, Option 1, of RG&E's Gas Tariff.
      (p) "Daily Log" shall mean the report provided each Business Day pursuant to Section 1.6 of Attachment B to this Agreement.
      (q) "Day" shall mean a 24-hour period commencing 8:00 A.M. Eastern time.
      (r) "Empire" shall mean Empire State Pipeline.
      (s) "Event of Default" shall mean the following occurrences or any of them by or against either Party: an unexcused failure by MGSC to meet the Reliability Requirement for ten consecutive days; failure to pay an undisputed Billing Invoice within sixty days after notice thereof; filing of a voluntary or involuntary petition (in the event of an involuntary petition, the affected Party shall have sixty days to cure) in bankruptcy; insolvency, assignment of assets for the benefit of creditors; or failure to provide adequate assurances of a Party's ability to perform its duties and obligations hereunder within fifteen
          (15) days of receipt of a request for such assurances provided that the requesting Party has a reasonable basis upon which to make such a demand.
      (t) "FERC" shall mean the Federal Energy Regulatory Commission or any successor agency.
      (u) "Financial Transaction" shall mean any financial transaction, such as a gas option, future, put, call or swap, undertaken by MGSC for risk management purposes pursuant to this Agreement.
      (v) "Force Majeure" shall have the meaning described in Article VII of this Agreement.
      (w) "Fuel" shall mean the charge attributable to fuel gas pursuant to the Storage Assets or the Transportation Assets.

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      (x) "Gas" shall mean natural gas meeting the quality specifications of the applicable Pipeline transporting natural gas to RG&E.
      (y) "Gas Tariff" shall mean the schedule of services and rates filed by RG&E with the PSC designated as "P.S.C. No. 11 -- GAS," as amended from time to time.
      (z) "Goals" shall mean the Goals referenced in Section 1 of Attachment B of this Agreement.
     (aa) "Great Lakes" shall mean Great Lakes Gas Transmission Limited Partnership.
     (bb) "MDQ" shall mean the maximum daily quantity of Gas which is available to RG&E on a firm basis under the Term Supply Assets.
     (cc) "Market Index Price" shall mean the indices used to determine the market price under the Term Supply Contracts.
     (dd) "Month" shall mean a calendar month starting on the first Day of such month.
     (ee) "Manager Liaison" shall mean the Manager Liaison of MGSC or RG&E referenced in Section 1.8 of Attachment B.
     (ff) "Monthly Plan" shall mean the Monthly Plan referenced in Section
          3.3 of Attachment B of this Agreement.
     (gg) "Non-Financial Transaction" shall mean a transaction in which Assets are physically used for delivery, transportation, exchange, pooling, storage or balancing of gas.
     (hh) "NYMEX" shall mean the New York Mercantile Exchange.
     (ii) "Occidental" shall mean Occidental Petroleum Corporation.
     (jj) "Optimization of Asset Value" shall mean the Optimization of Asset Value referenced in Section 1.2 of Attachment B to this Agreement.
     (kk) "Party" shall mean MGSC or RG&E.
     (ll) "Pipeline" shall mean CNGT, ANR, Empire, TransCanada, Union, Great Lakes, Transcontinental Gas Pipeline Corporation, Texas Eastern Transmission Corporation, Tennessee Gas Pipeline Company or Texas Gas Transmission Corporation.

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     (mm) "Plan of Operations" shall mean the Plan of Operations referenced in Section 3.2 in Attachment B to this Agreement.
     (nn) "Plan of Procedures" shall mean the Plan of Procedures referenced in Section 3.1 in Attachment B to this Agreement.
     (oo) "PSC" shall mean the Public Service Commission of New York.
     (pp) "Regulatory Agency" shall mean any governmental agency having or asserting jurisdiction over any of the Parties hereto.
     (qq) "Reliability Requirement" shall mean the Reliability Requirement referenced in Section 1.1 in Attachment B to this Agreement.
     (rr) "Savings" shall mean the Savings referenced in Attachment C to this Agreement.
     (ss) "Schedule" or "Scheduling" shall mean nominations by MGSC of RG&E's Gas to the applicable Pipelines in order to meet the Reliability Requirement.
     (tt) "SEC" shall mean the United States Securities and Exchange
          Commission.
     (uu) "Spot Assets" shall mean the gas supply, transportation and storage assets that RG&E acquires for the first of the Month and/or mid-Month, as contemplated in Section 1.10 and Section 3.2 of Attachment B.
     (vv) "Storage Plan" shall mean the Storage Plan referenced in Section
          3.4 in Attachment B to this Agreement.
     (ww) "Strike Month" shall mean the contract and/or delivery month(s) specified in the contract underlying a Financial Transaction.
     (xx) "Supply Contracts" shall mean the Term Supply Assets plus the Spot Assets.
     (yy) "Supplemental Assets" shall have the meaning set forth in Section
          1.11 of Attachment B.
     (zz) "Term" shall mean the Term referenced in Article IV of this Agreement.
    (aaa) "Term Supply Assets" shall mean the firm Term Supply contracts referenced in Attachment A to this Agreement.

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    (bbb) "Term Transportation Assets" shall mean the firm Transportation
          Assets referenced in Attachment A to this Agreement.
    (ccc) "Term Storage Assets" shall mean the firm Storage contracts referenced in Attachment A to this Agreement.
    (ddd) "TransCanada" shall mean TransCanada Pipe Lines Limited.
    (eee) "Unauthorized Transactions" shall mean the Unauthorized
          Transactions referenced in Section 2.4 of Attachment B to this Agreement.
    (fff) "Union" shall mean Union Gas Limited.

                                   ARTICLE II
                     DUTIES AND OBLIGATIONS OF THE PARTIES
                     -------------------------------------

2.1 The respective duties and obligations of each of the Parties are specified in Attachment B to this Agreement which is made a part hereof. The Parties agree that, although MGSC will strive to achieve the Goals, RG&E ultimately is responsible as a public utility to authorize transactions pursuant to this Agreement which meet its utility obligations to achieve the acquisition and delivery of the least cost reliable supplies of natural gas at RG&E's City Gates. The Parties agree that as an agent under this Agreement MGSC shall not exercise any substantial influence over the policies and actions of RG&E. Further, as RG&E's agent, MGSC's duties and obligations hereunder will be subject to and consistent with RG&E's policies at least insofar as they are conveyed to MGSC.

2.2 RG&E hereby designates MGSC as its agent for all purposes with respect to the duties and authorizations designated in Attachment B. RG&E and MGSC may agree in writing from time to time to release and/or assign Assets to MGSC, as further set forth in Attachment B.

                                  ARTICLE III
                      SAVINGS, COMPENSATION AND GUARANTEE
                      -----------------------------------

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3.1   MGSC shall achieve Savings for RG&E during the first Contract Year in an amount not less than the Savings Floor identified in Attachment D to this Agreement. The Savings shall be calculated as specified in Attachment C.

3.2 The Monthly and Contract Year Compensation for the first Contract Year to MGSC for its activities pursuant to Attachment B to this Agreement shall be determined as specified in Attachment D to this Agreement. The exclusive Compensation to MGSC for any and all services performed on behalf of RG&E with respect to this Agreement shall be the payments explicitly provided under this Agreement.

3.3 MGSC shall provide RG&E with a Guarantee by MidCon Corp. of MGSC's performance under this Agreement in the form of Attachment E hereto contemporaneously with the execution of this Agreement.

                                   ARTICLE IV
                    TERM, TERMINATION AND EXTENSION OF TERM
                    ---------------------------------------
4.1 Except as otherwise provided in this Agreement, this Agreement shall take effect on July 1, 1995 and shall expire on June 30, 1998 (the "Term").
4.2 This Agreement supersedes and cancels the Supply Portfolio Management Services Letter Agreement dated May 12, 1995 ("Letter Agreement").

4.3   Notwithstanding Paragraphs 4.1 and 4.2, above, the Parties recognize that:
      (a) Attachments C and D to this Agreement may result in Compensation being paid to MGSC following the termination date of this Agreement and (b) the Savings for the period between June 1, 1995 and June 30, 1995 and earned pursuant to the Letter Agreement shall be included in the calculation of the Compensation pursuant to Attachment D to this Agreement.

4.4 Notwithstanding Paragraph 4.1 above, the Parties recognize that this Agreement may be terminated earlier than the stated termination date under certain specified conditions as set forth in Sections 4.5, 6.1, 8.2 and 8.3, as well as by either Party on not less than ten days notice upon the occurrence of an Event of Default.

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4.5   During the month of April 1996, RG&E will make a good faith projection, based on all available information and review by MGSC, of whether MGSC will achieve the Savings Floor by June 30, 1996. If it reasonably appears that MGSC will achieve the Savings Floor by such date and is performing consistent with the Goals, the Parties shall negotiate in good faith the terms and conditions by June 1, 1996 for the second Contract Year to extend this Agreement until June 30, 1997. If it does not reasonably appear that MGSC will achieve the Savings Floor by June 30, 1996, RG&E shall have a right to terminate the Agreement effective June 30, 1996. Regardless of whether it reasonably appears that MGSC will achieve the Savings Floor by June 30, 1996, in the event that the Parties fail to achieve agreement on the terms and conditions for the second Contract Year, this Agreement shall terminate effective June 30, 1996.

      Assuming this Agreement is in effect for the second Contract Year, in April 1997, RG&E will make a good faith projection, based on all available information and review by MGSC, of whether MGSC will achieve the Savings Floor for the second Contract Year ending on June 30, 1997. If it reasonably appears that MGSC will achieve the Savings Floor by June 30, 1997, and is performing consistent with the Goals, the Parties shall negotiate in good faith the terms and conditions by June 1, 1997 for a third Contract Year to extend the Agreement until June 30, 1998. If it does not reasonably appear that MGSC will achieve the Savings Floor that is agreed upon for the second Contract Year by June 30, 1997, RG&E shall have the right to terminate the Agreement effective June 30, 1997. Regardless of whether it reasonably appears that MGSC will achieve the Savings Floor for the second Contract Year by June 30, 1997, in the event that the Parties fail to achieve agreement on the terms and conditions for the third Contract Year, this Agreement shall terminate on June 30, 1997.

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4.6   Upon any termination or expiration of this Agreement, MGSC shall within one (1) month, deliver to RG&E (a) all documents, records, accounts, files and other materials which were identified by RG&E as being confidential when provided by RG&E to MGSC, (b) copies of all documents, records, accounts, files and other materials provided by RG&E to MGSC (or the originals thereof if requested by RG&E) and (c) copies of all written documents, records, accounts, files and other written materials developed by MGSC (other than information that is proprietary or confidential to MGSC) documenting (i) the physical uses of the Assets, (ii) the physical Gas supply needs or market profile of RG&E or RG&E's customers or (iii) the financial transactions conducted pursuant to this Agreement.

4.7 In the event of any termination of this Agreement, the Parties shall cooperate to effectuate such termination without disruption of the Reliability Requirement, which shall include, at RG&E's sole discretion, MGSC helping RG&E as a consultant until the end of the month following the month of termination in furtherance thereof. Such termination shall result in the recall of any released Assets, the reassignment of any assigned Assets and the cancellation of any agency arrangement hereunder. The Parties shall also cooperate to effectuate the transfer of title, if necessary, to any gas injected but not yet withdrawn from storage pursuant to the Assets by the expeditious execution of any necessary documents.
      For the above referenced period after termination, RG&E's only payment obligation shall be to reimburse MGSC for MGSC's reasonable out-of-pocket costs for acting as a consultant hereunder.

                                   ARTICLE V
                              BILLINGS AND PAYMENT
                              --------------------

5.1 Agreement, other than payments to third Parties which shall be handled under Attachment B, the Party claiming entitlement to such payment shall render to the other Party, on or before the tenth (10th) day of the month following the month in

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      which the obligation arose, a Billing Invoice showing in detail sufficient for auditing purposes the reasons for such payment or such other information as the other Party may reasonably request. The Party receiving such Billing Invoice shall make pay ment to the other Party within ten
      (10) days of receipt. All invoices and payments shall be made as follows:


      Notices                            Notices
      -------                            -------

      Rochester Gas and Electric Corp.   MidCon Gas Services Corp.
      89 East Avenue                     P. O. Box 283
      Rochester, NY  14649               Houston, TX  77001-0283
      Attn:  Julie White                 Attn:  Gas Purchase
      Phone:  (716) 771-2239             Accounting Department
      Fax:  (716) 724-8142               Fax:  (713) 963-3036

      Payments                           Payments
      --------                           --------

      Rochester Gas and Electric Corp.   MidCon Gas Services Corp.
      89 East Avenue                     P. O. Box 201689
      Rochester, NY  14649               Houston, TX  77216-1689
      Attn:  Treasury Department         Fax:  (713) 963-3324
      Fax:  716-724-8432

      Payment shall be made by wire transfer of funds as follows:

      RG&E                               MGSC
      ----                               ----

      Wire Transfer to:                  Wire Transfer to:



                                         Confirmation of Transfer:
                                         Paul Panhorst
                                         Phone:  (708) 691-2568

          Every notice, statement or bill provided for in this Agreement shall be in writing and directed to the Party to whom given, made and delivered at such Party's address. All communications and invoices ("Notices") required hereunder may be sent by telecopier or generally accepted electronic means, a nationally recognized overnight courier service, first class mail or hand delivered. Notices sent by telecopy

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      shall be deemed to have been received upon the sending Party's receipt of its telecopier's confirmation thereof. Notice by overnight mail or courier shall be deemed to have been received on the next Business Day after it was sent or such earlier time as is confirmed by the receiving Party. Notice delivered by hand shall be deemed to be received at the time it is delivered to an officer or to a responsible employee of the receiving Party. Notice via first class mail shall be considered delivered five Business Days after mailing.

5.2 In the event a Party fails to pay the amount due under the Billing Invoice when the same is due, the unpaid balance shall bear interest from the date when such amount is due until the same is paid at a variable rate ("Variable Rate") equal to the prime rate of interest charged by Citibank, N.A., plus three percent, for short term loans to large businesses with the highest credit rating, each change in the Variable Rate to be effective without notice on the effective date of each change in the prime rate; provided, however, that the Variable Rate chargeable hereunder shall not exceed the maximum non-usurious interest rate permitted by applicable law. In addition to any other rights and remedies available to a Party, including those available under this Agreement, a Party may suspend performance under this Agreement in the event the other Party has not paid any amount in a Billing Invoice on or before the 20th Day following notice that payment is ten Days overdue and has not disputed such amount pursuant to Section 5.3. The Party due payment hereunder shall also reimburse the other Party for all third Party collection costs and attorneys' fees incurred by such Party to collect such amount due. Notwithstanding anything to the contrary in the Contract, in no event may MGSC suspend performance under this Agreement as a result of a good faith disputed bill pursuant to Section 5.3.

5.3 In the event a dispute arises as to the amount payable in any Billing Invoice, the Party shown in the Billing Invoice as owing money shall nevertheless pay the total amount payable to the other Party under such Billing Invoice pending resolution of the dispute, unless such Party provides good faith written documentation of the

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      reason why the Billing Invoice is disputed and provides the documentation supporting such Party's position. Payment shall not be deemed to be waiver of the right by a Party to recoup any overpayment, which shall be repaid by the other Party together with interest calculated under the method set forth in Section 5.2 hereof from the date such overpayment was received by such other Party.

5.4 In the event a volumetric or pricing error is discovered in a Billing Invoice, such error shall be adjusted within thirty (30) Days of the discovery of this error.

                                   ARTICLE VI
                     LIABILITY, INDEMNIFICATION AND DAMAGES
                     --------------------------------------

6.1 Notwithstanding any other provision in this Agreement, MGSC shall be liable to RG&E for any failure by MGSC to serve RG&E's actual demand at the City Gates, as such liability is further limited by this Article VI; provided, however, that (a) where such actual demand is equal to or greater than RG&E's design day requirement, which design day may be changed pursuant to the terms of Attachment B, MGSC shall not be liable beyond the design day; (b) to the extent that the quantities of Gas available to RG&E under the Term Supply Assets are reduced below the level shown in Attachment A and MGSC has not concurred in RG&E's determination to make such reduction, MGSC's liability to RG&E shall be diminished to the extent that any failure of service is less than or equal to the amount of such reduction, but MGSC shall not thereby be relieved of the obligation to exercise good faith reasonable efforts to obtain Supplemental Assets, as described in Attachment B, to serve such actual demand; (c) if RG&E reduces the level of the Term Transportation and Storage Assets below the level shown in Attachment A and MGSC has not concurred in RG&E's determination to make such reduction, MGSC may exercise a right to terminate this Agreement, effective on the date the Term Transportation and Storage Assets are reduced; provided, however, MGSC shall receive no compensation or share of savings pertaining to such reduction of the

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      Transportation and Storage Assets; and (d) to the extent that MGSC's failure to serve such actual demand results from the actions of RG&E or third parties not affiliated with MGSC or from the occurrence of a condition of Force Majeure, MGSC shall not be liable for such failure.

6.2 To the extent that MGSC is liable under Section 6.1 to RG&E for failure to serve RG&E's actual demand at the City Gates and subject to the other provisions of this Article VI, MGSC shall, only to such extent, be liable to RG&E for (a) any direct incremental costs RG&E may reasonably incur as a result of such failure, such as repair or replacement of RG&E's facilities and relighting customer pilot lights, and (b) the excess, if any, of (i) all costs of any kind which RG&E reasonable incurs to obtain and receive substitute supplies of (1) Gas and any storage and transportation service associated with delivering such supplies to the City Gates or (2) alternative fuels over (ii) the cost that RG&E would have incurred absent MGSC's failure. In no event, however, shall MGSC be liable to RG&E pursuant to this Paragraph 6.2 for payments in an aggregate amount greater than thirty million dollars ($30,000,000) per Contract Year during the Term of this Agreement. To the extent that costs incurred by RG&E exceed the limits stated in the preceding sentence, RG&E shall be entitled to offset such additional costs against any share of Savings or other Compensation to which MGSC would otherwise be entitled pursuant to Attachments C and D.

6.3 To the extent that MGSC is liable under Section 6.1 to RG&E for MGSC's failure to serve RG&E's actual demand at the City Gate and subject to the provisions of this Article VI, in the event that RG&E is held liable in damages of any kind, despite the Continuity Clause in RG&E's Tariff, to any Core Customer for any interruption in the supply of Gas to such Core Customer at the City Gates during the Term, MGSC shall indemnify and hold RG&E harmless against such damages only to the extent that MGSC shall have breached its obligations under this Agreement and such breach

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      shall have caused the interruption in the supply of Gas to the Core
      Customers at the City Gate giving rise to RG&E's liability.

6.4 The sole and exclusive remedies of RG&E for a failure by MGSC to carry out its duties and obligations pursuant to this Agreement shall be the non-payment consequences specifically identified in Article IV ("Term, Termination and Extension") and the payment obligations specifically identified in Article VI ("Liability, Indemnification and Damages") of this Agreement. Except as provided in Section 6.3, each Party hereby waives all punitive, consequential, incidental and special damages under this Agreement for activities conducted by the other Party pursuant to this Agreement.

6.5 In order to assure payment of any amount that may become due to RG&E under this Article VI, the Guarantee furnished by MGSC to RG&E pursuant to Paragraph 3.3 hereof shall be sufficient to cover such payment, as well as any payment that may be required pursuant to Paragraph 6.3.

6.6 Subject to the other provisions of this Article VI, each Party shall be responsible for the acts and omissions of its own officers, directors, employees, agents, assigns and contractors, and shall indemnify, hold harmless and defend the other Party regarding any claims, costs, or other actions arising from the acts of any Party for which it is responsible. RG&E agrees to indemnify and hold MGSC harmless for any claim, demand, lawsuit, loss, damage, cause or causes of action (collectively referred to herein as "claim") to the extent that such claim results from the sole, concurrent or other type of negligence of RG&E or third parties in causing the failure to deliver RG&E's actual demand at the City Gates or any damages after Gas is delivered to the City Gate that arise from the action of RG&E, customers of RG&E or third parties; provided, that such third parties are not affiliated with MGSC and do not have a contractual relationship with MGSC pertaining to the service hereunder. Such indemnification will include payment of all attorneys' fees and other costs of defending against any such claims, costs and actions.

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6.7   In the event that a Party is subject to a fine, penalty or assessment charged by any governmental agency or body which is based upon the acts or omissions of the other Party which are inconsistent with its obligations under this Agreement, then such other Party shall, subject to the provisions of this Article VI, pay such fine, penalty or assessment, or in the event of such fine, penalty or assessment has been paid by the first Party, then such other Party shall reimburse the first Party. The Party subject to payment of reimbursement shall be afforded a reasonable opportunity to dispute such fine, penalty or assessment including, if applicable, notice and hearing. The payment obligations set forth in
      Article V shall govern any amounts due hereunder.

6.8 Both parties agree to mitigate any damages which may accrue and a Party shall not be liable for damages which the other Party fails to mitigate. Each Party agrees that it will assert all defenses available to it at law and equity with respect to any indemnification obligation of the other Party hereunder. Each Party further agrees that it will not settle any claim for which the other Party is providing indemnification hereunder without first obtaining the other Party's approval. Furthermore, the indemnifying Party shall be entitled to fully participate with the other Party in the legal defense of any claim for which such indemnification is to be provided.

      In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to the preceding paragraph, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to

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      retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

                                  ARTICLE VII
                                 FORCE MAJEURE
                                 -------------

7.1 The term Force Majeure means an event: (i) that was not within the control of the Party claiming its occurrence; (ii) that could not have been prevented or avoided by such Party through the exercise of due diligence; and (iii) that prohibits or prevents such Party from performing its obligations under this Agreement. Events that may give rise to a claim of Force Majeure include:
      (a) Acts of God, including earthquakes, epidemics, fires, floods, hurricanes, landslides, lightning, storms, washouts, freezing of wells or lines of pipe used to supply or transport the Gas described in this Agreement and other similar natural calamities;
      (b) Acts of the public enemy, wars, blockades, insurrections, riots, civil disturbances and arrests;
      (c) Strikes, lockouts or other industrial disturbances;
      (d) Explosions, breakage, accidents to equipment, facilities or lines of pipe used to supply the Gas under this Agreement or explosions, breakage, accidents to equipment, facilities or lines of pipe used to enable RG&E and MGSC to receive the Gas described in this Agreement;
      (e) The imposition by a Regulatory Agency, court or other governmental authority having jurisdiction of binding laws, conditions, limitations, orders, rules or

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          regulations that prevent or prohibit either Party from performing, provided such governmental action has been or is being resisted in good faith by all reasonable legal means;
      (f) The failure of Pipelines, pursuant to firm transportation or storage agreements, to receive, transport or deliver the Gas described in this Agreement;
      (g) Force majeure or breach by a third party or RG&E under an Assets Contract;
      (h) Any other cause of a similar type.

7.2 If an occurrence of Force Majeure renders either Party to this Agreement unable to observe or perform, in whole or in part, any of its covenants or obligations, then the Party subject to the Force Majeure occurrence shall as soon as reasonably possible give the other Party notice and full particulars of the occurrence in writing by telecopier or overnight delivery service. The performance and obligations of both Parties shall be suspended to the extent that they are affected by such occurrence during the continuance of any such event, but for no longer period. Neither RG&E nor MGSC will be liable in damages to the other for any act, omission or circumstances caused by an event of Force Majeure, provided that such event shall not relieve any Party from its obligations to make payment of amounts then due under the Agreement.

7.3 Neither Party shall be entitled to the benefit of Force Majeure under any of the following circumstances:
      (a) to the extent such Party was negligent, in whole or in part, in causing such Force Majeure or to the extent that such Force Majeure is the result of acts, omissions or the negligence of such Party's affiliates;
      (b) to the extent such Party failed to use due diligence or failed to utilize all reasonable dispatch and reasonable efforts in removing or overcoming such Force Majeure;
      (c) to the extent such Party's inability to perform was caused by that Party's lack or funds; or

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      (d) to the extent such Party's inability to perform was caused by such
          Party's failure to maintain the Assets for the benefit of RG&E or by Unauthorized Transactions entered into by MGSC; or
      (e) the inability of RG&E to pass through the amounts relating to this Agreement to MGSC in its rates to its customers.
      (f) In the event that the Reliability Requirement was not met by MGSC due to the Force Majeure and MGSC failed to give reasonable written notice, as described in Section 7.2, of the full particulars of such Force Majeure to the other Party as soon as reasonably possible, to the extent such notice would have allowed RG&E to avoid all or part of such delivery deficiency.

                                  ARTICLE VIII
                           LAWS AND REGULATORY BODIES
                           --------------------------

8.1 This Agreement and the rights and obligations of the Parties hereunder shall be subject to all valid applicable United States and Canadian federal, state, provincial and local laws, rules, regulations, ordinances, orders and decisions issued or promulgated for or by any court or Regulatory Agency.

8.2 In the event that any court or Regulatory Agency takes any action or issues any determination that directly or indirectly prohibits performance under this Agreement or otherwise makes such performance illegal or impossible, such action or determination will be considered to be a Force Majeure occurrence and provided further that such notice may not be based on any inability of RG&E to pass through costs associated with this Agreement to its customers. In the event that any court or Regulatory Agency takes any action or issues any determination that directly or indirectly effects a material adverse change in any substantive provision of this Agreement, in the terms of performance or as to the rights or obligations of either Party (in that Party's reasonable good faith opinion), then the Party materially adversely affected may: (a) proceed with this Agreement so changed, (b) seek to renegotiate the terms of this

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      Agreement so affected by providing written notice to the other Party of its desire to renegotiate, or (c) terminate this Agreement by providing one Month prior written notice to the other Party; provided that, if such action or determination is rescinded prior to the effectiveness of such notice, such notice shall be invalid. In the event that this Agreement is terminated under this Paragraph 8.2, and except as otherwise provided in
      Article IV, all further rights and obligations of the Parties under this Agreement shall be null and void. Each Party shall provide reasonable notice to the other as to any regulatory proceedings or actions described herein that could affect the rights and obligations of the Parties.

8.3 In the event that, as a result of this Agreement, the PSC or any other Regulatory Agency attempts to assert jurisdiction over MGSC or to assert jurisdiction directly over the performance of MGSC or the Securities and Exchange Commission attempts to assert jurisdiction over Occidental, MidCon Corp. or MGSC under the Public Utility Holding Company Act, MGSC will have the right to terminate this Agreement upon ten days written notice (or if MGSC determines in its sole discretion that such assertion of such jurisdiction would not begin before a future date, the day before such future date), without any liability whatsoever; provided, however, that in the event that MGSC determines in its sole discretion, that such assertion or attempt will be entirely avoided by particular changes made in this Agreement agreeable to MGSC consistent with the purpose of this Agreement, then MGSC shall propose a written amendment to this Agreement within said ten day period as to the terms on which MGSC is willing to continue this Agreement. If such written amendment is proposed by MGSC, RG&E shall have five days to execute such amendment. If such amendment is not so timely executed, this Agreement shall terminate.

8.4 RG&E shall reimburse MGSC for all costs incurred and pay MGSC for all Compensation due pursuant to this Agreement and earned in compliance with all MGSC's duties and obligations hereunder regardless of whether RG&E, the PSC or any other

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      Regulatory Agency subsequently decides that the costs did not yield least cost reliable service or will not permit the pass through of such cost reimbursement.

8.5 THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCLUDING ANY CONFLICT OF LAWS AND PRINCIPLES OF SAID JURISDICTION THAT MIGHT REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. ANY ACTION AT LAW OR IN EQUITY WITH RESPECT TO THIS AGREEMENT BROUGHT BY EITHER OF THE PARTIES SHALL BE COMMENCED IN THE COURTS OF ANY COUNTY IN THE NORTHERN DISTRICT OF NEW YORK NOT SERVED BY RG&E. MGSC AND RG&E HEREBY CONSENT TO SUCH JURISDICTION AND VENUE.

                                   ARTICLE IX
                               DISPUTE RESOLUTION
                               ------------------

9.1 In the event that a dispute arises between the Parties regarding the interpretation or application of any provision of this Agreement, the aggrieved Party shall notify the other Party of its intent to invoke the dispute resolution mechanism of this Article IX within ten (10) days after such dispute arises. If the Parties shall have failed to resolve the dispute within twenty (20) days after delivery of such notice, each Party shall, within five (5) days thereafter, nominate a senior officer of its management to meet at RG&E's offices to resolve the dispute.

9.2 In the event that the Parties are unable to resolve the dispute to their mutual satisfaction within thirty (30) days after the nomination of senior officers in accordance with Paragraph 9.1, above, either Party is free to pursue any legal remedies it may have under this Agreement, subject to
      Article VI hereof.

                                   ARTICLE X
                              CONFLICT OF INTEREST
                              --------------------

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10.1  In order to avoid any conflict of interest with RG&E's gas business, the
      Parties agree that during the Term (a) for each local distribution company that has an amount of transportation or storage

              MGSC may undertake new similar portfolio management agreements (defined to mean the fully integrated portfolio management of gas management functions; but shall not include separate gas sales, transportation, storage, storage management or risk management services) with such customer, but with the following volume characteristics: (i)


      and (ii)


              ; and (b) MGSC shall Schedule deliveries of supplies from the Term Supply Assets to which MGSC is a Party based on the same criteria that MGSC Schedules the Term Supply Assets to which MGSC is not a Party in a manner which does not unfairly favor MGSC over other suppliers. Subject to the provisions above, MGSC shall not be limited in the services MGSC may offer to potential customers.

10.2 It is recognized and agreed that MGSC can trade financial instruments at its sole discretion for its own account with restriction, obligation or conflict as a result of this Agreement. MGSC's sole obligation shall be to inform RG&E of the trades executed pursuant to an authorized Risk Management Plan. Furthermore, MGSC may bid, offer, sell or buy financial instruments contemporaneously for itself or others at prices higher or lower than prices pursuant to a RG&E and MGSC Risk Management Plan without obligation or liability to RG&E for any proceeds relating to the purchase or sale of any financial instruments other than those expressly executed pursuant to an authorized Risk Management Plan.

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                                  ARTICLE XI
                         CONFIDENTIALITY AND PUBLICITY
                         -----------------------------

11.1 Except as required by law, regulation, order of governmental authority (including, but not limited to, any filings required by the SEC, the FERC or the PSC), order of a court, or upon written consent of the other Party, MGSC and RG&E, and their respective agents, employees, officers, directors and attorneys, shall keep and maintain this Agreement and all terms and provisions hereof, as well as all information identified as confidential that is supplied to either Party pursuant hereto, in strict confidence during the Term (including any extensions) hereof and shall not transmit, reveal, disclose or otherwise communicate the substance or any of the terms or provisions of this Agreement or such confidential information to any other person; provided, however, that the terms of this Agreement may be disclosed to an agent or contractor of RG&E or MGSC only if and to the extent such terms are directly related to the work of such agent or contractor on behalf of MGSC or RG&E. In the event that the terms of this Agreement are required to be produced in any judicial or administrative proceeding or audit by a governmental agency, RG&E and MGSC shall each use its best efforts to obtain a protective order or agreement in a form satisfactory to both MGSC and RG&E before disclosing any of the terms hereof. If disclosure is so required, no consent shall be required, but notice of such disclosure shall be given to the other Party prior to such disclosure, or as soon thereafter as possible. No Party shall be required to exercise a higher degree of care than exercised with respect to its own proprietary information. The Parties hereto may extend the term of this Paragraph 11.1 my mutual written agreement.

11.2 No publicity releases, including news releases and advertising, relating to this Agreement or to Party-specific information contained herein shall be issued by either Party without the prior written approval of the other Party. Nothing contained in this Paragraph 11.2 shall affect RG&E's ability, consistent with Paragraph 11.1, above, to release information describing the nature of this Agreement to the PSC, Parties to

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      PSC proceedings involving RG&E's natural gas business, shareholders of
      RG&E, securities analysts or the SEC.

11.3 Neither Party shall publish or release any technical paper, article, publication or announcement in connection with this Agreement, during or after the Term of this Agreement, without the prior written approval of the other Party; provided, however, that nothing contained in this Paragraph 11.3 shall affect either Party's ability to file any evidence or make required reports pertaining to the subject matter hereof to any Regulatory Agency.

                                  ARTICLE XII
                                 MISCELLANEOUS
                                 -------------

12.1 This Agreement shall be binding on and inure to the benefit of the Parties and their respective successors and assigns; provided, however, that neither Party shall assign its interest herein to another entity without first having obtained the prior written consent of the other Party, which consent shall not be unreasonably withheld. In the event that an assignment is made pursuant to this Paragraph 12.1, the assignee shall be entitled to the rights and benefits, and shall be subject to the duties and obligations, of the assignor, but the assignor shall not be released from any of its duties and obligations to the other Party, except with the latter's prior written consent, which consent shall not be unreasonably withheld.

12.2 The headings of the Articles used throughout this Agreement are inserted for reference purposes only and are not to be considered or taken into account in construing the terms or provisions of any Article, or to be deemed in any way to qualify, modify or explain the effect of any such terms or provisions.

12.3 Subject to the limitations of Articles IV and VI, should either party exercise any rights to cancel or terminate this Agreement afforded by the several provisions thereof, such Party shall nevertheless retain all rights in both law and equity which such Party would have otherwise. This Agreement shall survive expiration, cancella-

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      tion or termination to the extent necessary to permit the Parties to extinguish any and all duties, obligations and liabilities to each other which arose prior to such expiration, cancellation or termination.

12.4 All waivers shall be in writing and a waiver by either Party of any one or more defaults by the other hereunder shall not operate as a waiver of any future default or defaults, whether of like or of different character.

12.5 There is no third-Party beneficiary of this Agreement. The provisions of this Agreement do not impart enforceable rights in anyone who is not a Party, or successor or assignee of a Party hereto.

12.6 This Agreement shall not be construed as creating a partnership, joint venture or association between the Parties or to impose any partnership obligation or liability upon either or both of the Parties.

12.7 Except as otherwise provided in Paragraph 8.2, above, any provision of this Agreement which is construed to be prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or the validity or unenforceability of this Agreement as a whole.

12.8 This Agreement contains the entire understanding of the Parties concerning the subject matter hereof and supersedes and cancels any prior agreement between the Parties concerning such subject matter, whether written or oral.

12.9 This Agreement shall be amended or modified only by an instrument in writing executed by duly authorized representatives of both Parties.

12.10 Attachments A through F attached to this Agreement are hereby incorporated into this Agreement and made a part hereof.

12.11 To the extent there may be any conflict between the Agreement and the Attachments, the Agreement shall govern any dispute.

12.12 This Agreement may be executed in counterparts.

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      IN WITNESS WHEREOF, the Parties hereto have caused these presents to be executed by their respective representatives thereunto duly authorized as of the day and year first written above.

Witness:                         MIDCON GAS SERVICES CORP.


________________________         By:       _________________________________
                                 Name:
                                 Title:

Witness:                         ROCHESTER GAS AND ELECTRIC
                                 CORPORATION

________________________         By:       ________________________________
                                 Name:
                                 Title:

[THIS IS THE SIGNATURE PAGE TO THE SUPPLY PORTFOLIO MANAGEMENT AGREEMENT BETWEEN MIDCON GAS SERVICES CORP. AND ROCHESTER GAS AND ELECTRIC CORPORATION DATED JULY 1, 1995.]

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                              LIST OF ATTACHMENTS
                              -------------------


A    Assets
B    Duties and Obligations of the Parties
C    Savings
D    Compensation
E    Guarantee
F    Master Natural Gas Sales/Purchase Agreement

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                                  ATTACHMENT A

        To the Supply Portfolio Management Agreement between MidCon Gas
           Services Corp. and Rochester Gas and Electric Corporation
                               dated July 1, 1995

                                     ASSETS

1.   Asset List

     Except as specifically noted in this Attachment A (Exhibit A-1) or unless the term of an agreement for an Asset expires, the Savings as defined in Attachment C resulting from any changes to the Assets will be included in the calculation of Savings.

2.   CNGT Agreement

     MGSC has been advised by RG&E that RG&E has an existing agreement ("Replacement Marketing Agreement") with CNGT whereby CNGT has non-exclusive rights to market certain storage and pipeline capacity. RG&E has provided MGSC with a copy of the Replacement Marketing Agreement excepting Attachments B, C, and D. This capacity includes 58,891 MMBtu/d of upstream capacity, 60,000 MMBtu/d of CNGT storage delivery capability, and 3,039,000 MMBtu of storage capacity. A portion of these quantities has been re-marketed under the "Chambersburg Agreements" listed in the attached table (Exhibit A-2).

     RG&E is near agreement with Public Service Electric and Gas Company, through the Replacement Marketing Agreement, to permanently release the following assets.

           Pipeline      Service             Contract      Quantity
                                              Number        MMBtu/d

          CNG - FTNN    Firm                  100021         2,850
                        Transportation

          CNG - GSS     Storage               300084       581,000
                                                            MMBtu
                                                           capacity
                                                            7,000
                                                          withdrawal
                                                           capacity



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
            TGP - FTA   First                           2,916
                        Transportation






3.   Ramp-up Assets and other De-contracting

     The Asset list includes transportation and storage capacity scheduled and contractual increases on the "ANR" Assets, as follows:

          Pipeline                Service       Contract     Quantity
                                                 Number       MMBtu/d

          ANR SE              Firm                               8,293
                               Transportation
          ANR SW              Firm                               8,636
                               Transportation
          ANR                 Storage                           39,194
                               Withdrawal
          ANR                 Storage Capacity               2,188,404
          Great Lakes         Firm                              56,444
                               Transportation
          TCPL - St. Clair    Firm                              55,934
           to Dawn             Transportation
          Union/1/            Firm                              55,934
                               Transportation
          TCPL - Kirkwall     Firm                              55,934
           to Chippewa         Transportation
          Empire              Firm                              55,000
                               Transportation

The Assets listed on this table are defined as the "Ramp-up Assets."

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_______________________
     /1/ It is contemplated that the Union transportation may be subsumed within a portion of the TCPL transportation contract at some time.

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4.   Term Supply Contract Re-negotiation






5.   Storage Hedges






6.   Additional Changes to Savings

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7.   Adjustments to Assets

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

==================================================================================
               RG&E Firm Transportation and Storage Assets (note 1)
- ----------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------
                                                            Prior to 1 Nov 95
- ----------------------------------------------------------------------------------
                   Affected by
System              Chambers-                          Contract    Max      Max
(ANR or     Time      burg       Pipeline                MDQ     Storage  Storage
CNG)       Period   (Yes/No)     Company   K#  Tariff   Dt/day   Demand   Quantity
==================================================================================


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                            Chambersburg Agreements

The following list is taken directly from the FERC ruling. See also attached notes.

                     CAPACITY RELEASE TRANSACTIONS BY RG&E
                           Pursuant to the Settlement

CUSTOMER       SERVICE      COMMENCE  TYPE OF RELEASE  QUANTITY (Dt)
- ----------  --------------  --------  ---------------  -------------

PSCNC       Tetco FT-1       11/1/95  Permanent        5,188/day
            FTNN             11/1/95  Permanent        6,000/day
            GSS (Capacity)    4/1/95  Permanent        720,000
            GSS (Demand)      4/1/95  Permanent        12,000/day
            FTNN-GSS         11/1/95  Permanent        12,000/day
            FTNN             11/1/96  Permanent        4,000/day
            GSS (Capacity)    4/1/96  Permanent        360,000
            GSS (Demand)      4/1/96  Permanent        6,000/day
            FTNN-GSS         11/1/96  Permanent        6,000/day

VNG         Tenn, FT-A       11/1/95  Permanent        8,698/day
            Tetco, FT-1      11/1/95  Permanent        8,698/day
            FTNN             11/1/95  Permanent        20,000/day
            GSS (Capacity)    4/1/95  Permanent        1,040,000
            GSS (Demand)      4/1/95  Permanent        20,000/day
            FTNN-GSS         11/1/95  Permanent        20,000/day
            Upstream FT      11/1/97  Permanent        6,000/day
            FTNN             11/1/97  Permanent        6,000 day
            GSS (Capacity)    4/1/97  Permanent        260,000
            GSS (Demand)      4/1/97  Permanent        6,000/day
            FTNN-GSS         11/1/97  Permanent        6,000/day

WGL         Tenn, FT-A       11/1/95  Until 3/31/96    5,117/day
            Tetco, FT-1      11/1/95  Until 3/31/96    5,117/day
            FTNN             11/1/95  Until 3/31/96    11,250/day
            GSS (Capacity)    4/1/95  Until 3/31/96    1,031,250
            GSS (Demand)      4/1/95  Until 3/31/96    13,750/day
            FTNN-GSS         11/1/95  Until 3/31/96    13,750/day
            Tetco, FT-1      11/1/96  Until 3/31/97    4,500/day
            FTNN             11/1/96  Until 3/31/97    4,500/day
            GSS (Capacity)    4/1/96  Until 3/31/97    412,500
            GSS (Demand)      4/1/96  Until 3/31/97    6,500/day
            FTNN-GSS         11/1/96  Until 3/31/97    6,500/day

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                   Notes Accompanying Chambersburg Agreements



Customer            Service  Note
- --------            -------  ----

PSCNC               FTNN     The release on 11/1/96 includes 4,000 Dt/day of primary receipt points in Appalachia.

VNG                 FTNN     The release on 11/1/95 includes 3,000 DT/day of primary receipt points in Appalachia.

WGL                 FTNN     The release from 11/1/95 to 3/31/96 includes 1,250 Dt/day of primary receipt points in Appalachia.

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

=================================================================================
                        RG&E Term Supply Contract Assets
=================================================================================
- ---------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------
                       Length of
Supply      Contract   Contract                                        Contract
Company    Start Date   (yrs.)       Quantity (Dt/day) Dlivery Point  Ref. Letter
=================================================================================


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                                  ATTACHMENT B

        To the Supply Portfolio Management Agreement between MidCon Gas
           Services Corp. and Rochester Gas and Electric Corporation
                               dated July 1, 1995


                     DUTIES AND OBLIGATIONS OF THE PARTIES


1.   Operational Duties

     The definitions of Reliability Requirement and Optimization of Asset Value shall be collectively known as the "Goals."

     1.1 Reliability Requirement

     Subject to the other terms and conditions of this Agreement, MGSC shall provide gas to RG&E's City Gates in the actual quantities required by RG&E's Core Customers as limited in Section 6.1 of this Agreement ("Reliability Requirement"). If RG&E changes the design day requirements, it will give MGSC notice as set forth in Section 3.5 hereof and the Parties will in good faith attempt to agree upon the corresponding changes, if any, to this Agreement, and if unable to agree, will enter into dispute resolution per Article IX of the Agreement.

     1.2 Optimization of Asset Value

     Subject to the other terms and conditions of the Agreement, MGSC shall meet the Reliability Requirement while seeking to minimize the annual delivered cost of Gas ("Optimization of Asset Value").

     1.3  Agency

     RG&E hereby designates MidCon as RG&E's agent with authorization to act on behalf of RG&E for all purposes under the Assets, Spot Assets and Supplemental Assets; provided, however, that the invoices for the contracts covering the Assets, Spot Assets and Supplemental Assets shall be sent directly to RG&E and RG&E shall pay such invoices consistent with such contracts directly to the other party under such contracts whenever possible. Except as otherwise agreed, MGSC shall manage the Assets, Spot Assets and Supplemental Assets as agent for RG&E consistent with the authorization procedures specified in Section 2 of this Attachment B.

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     1.4 Release of Pipeline Assets to Manager

     RG&E shall work with MGSC to utilize alternative means of achieving the Goals, including capacity release agreements, where deemed more effective than agency arrangements by both Parties for particular Transportation and Storage Assets.

     Such alternative means of effecting MGSC's actions shall be mutually agreed to and adjusted if necessary, by the Parties to optimize the Goals with due regard to RG&E's obligation to provide least-cost reliable service to its customers while enabling MGSC to manage the Assets.

     1.5  Assignment of Term Supply Contracts to Manager

     RG&E shall work with MGSC to utilize alternative means of achieving the Goals, including assignments of the Term Supply Contracts and the purchase of other gas supplies as agent for RG&E, where deemed more effective than agency arrangements by both Parties. RG&E shall retain all payment and financial obligations under the assigned Term Supply Contracts.

     Such alternative means of effecting MGSC's actions shall be mutually agreed to and adjusted if necessary, by the Parties to optimize the Goals with due regard to RG&E's obligation to provide least-cost reliable service to its customers while enabling MGSC to manage the Assets.

     1.6 Reporting and Record Keeping Requirements

     MGSC shall work in close communication with RG&E toward achieving the Goals, informing RG&E of planned approaches and developing additional reports, if any, which RG&E reasonably requires.

     Each Business Day, MGSC shall provide a Daily Log of all transactions undertaken (and/or only changes to transactions from the previous day if so elected by RG&E) to supply RG&E's gas requirements and to optimize RG&E's Assets ("the Daily Log") at the earliest reasonably possible time, but, not later than the Business Day next following the Day of the transaction.

     MGSC shall provide a report of the Month's estimated transactions by noon of the second Business Day following the end of the month ("Closing Report"). The Closing Report shall contain sufficient details of the operations of the supply contracts to allow RG&E to verify the supply contract invoices and sufficient detail of all transactions to allow RG&E to close its books by noon of the third Business Day.

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     MGSC shall keep for 6 years the records of all transactions and activities under this Agreement sufficient to permit full inspection and auditing by RG&E and independent auditors.

     MGSC may propose the forms of the Daily Logs and Closing Reports, and propose revisions to such forms from time to time based on the experience of the Parties under this Agreement, in order to provide RG&E with an efficient format for its review; provided however, RG&E shall have reasonable discretion to elect the forms of all Daily Logs and Closing Reports.

     1.7  Billing, Invoice Verification, Invoice Payment For Third Party
          Payments

     The purpose of this Section 1.7 is to set forth the payment responsibilities of the Parties to third Parties under Assets, Spot and Supplemental Asset contracts.

     RG&E and MGSC shall make reasonable efforts to try to arrange for all invoices relating to Assets, Spot Assets and Supplemental Assets used for deliveries on behalf of RG&E to be sent directly to both RG&E and MGSC. In the event this arrangement is not reasonably possible, then (a) the invoices for all Term, Spot and Supplemental Assets contracts assigned to MGSC for which RG&E retains all payment and financial obligations, shall be sent directly to RG&E for payment by RG&E, (b) the invoices for all Assets, Spot and Supplemental Assets contracts for which MGSC act as agent for RG&E shall be sent to RG&E for direct payment by RG&E and, (c) the invoices for all Term Transportation Assets and Term Storage Assets released to MGSC pursuant to pipeline capacity release tariff provisions shall be sent to MGSC for direct payment by RG&E.

     The Parties shall send by fax or overnight mail to the other Party a copy of each invoice for which RG&E is responsible for payment. MGSC shall verify the invoices associated with the Non-Financial Transactions and the statements of account for the Financial Transactions. The Parties shall cooperate in supplying daily nomination, receipt volume and other data as necessary so that such payments may be timely paid.

     RG&E shall:

     (x)



                              ; and

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     (y)



     MGSC shall be responsible for late payment charges set forth in Article V of this Agreement, if any, resulting from MGSC's failure to pay on a timely basis or failure to give RG&E proper notice and/or verification under subparagraphs a, b and c above. RG&E shall be responsible for late payment charges set forth in Article V of this Agreement, if any, resulting from RG&E's failure to pay on a timely basis, provided that the relevant notice and verification and supporting documentation for subparagraphs a, b and c was received by RG&E at least five Business Days prior to the payment due date. If RG&E did not receive the invoices and supporting documentation by such date prior to the payment due date, RG&E's payment obligation shall be extended by the same number of days of such delay of receipt.

     1.8  Staffing

     MGSC shall provide the personnel necessary to perform its obligations under this Agreement. MGSC shall designate one person as it "Manager Liaison" to oversee its activities and to coordinate communications with RG&E on how MGSC is meeting its obligations under this Agreement. RG&E shall have the right to review and approve the appointment of such person, which approval shall not be unreasonably withheld. The Manager Liaison shall visit RG&E as necessary to carry out his/her duties as set forth in this Agreement. The Manager Liaison or designate shall be available 24 hours per day. RG&E shall designate one or more persons as its "Manager Liaison(s)" to coordinate communications with MGSC.

     1.9 Cooperative Work Periods

     MGSC shall allow RG&E to work alongside MGSC's staff from time to time while performing its duties and obligations under this Agreement.

     1.10  Spot Assets

     MGSC shall arrange for RG&E to purchase any additional first of the Month and/or mid-Month Spot Assets that are necessary to meet the Reliability Requirement based on the Requirements Forecasting supplied by RG&E for such month and the Monthly Plan in Section 3.3 and the Plan of Operations in
     Section 3.2.

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     1.11  Supplemental Assets

     If, on any day, for any reason, RG&E's demand exceeds that available from the combined Term Assets, available storage withdrawals and Spot Assets previously arranged by MGSC for such day, MGSC shall (1) try to obtain RG&E's approval for MGSC to purchase Supplemental Assets on RG&E's behalf at market prices to meet such demand, or (2) if RG&E does not timely respond to MGSC's request to purchase Supplemental Assets, MGSC shall be authorized by RG&E to use good faith reasonable efforts to purchase Supplemental Assets on RG&E's behalf at available market prices to meet such increased demand and the Reliability Requirement and RG&E agrees to fully reimburse MGSC for any such Supplemental Assets purchased.

     The purchase and sale of Supplemental Assets and any Spot Assets can be made pursuant to the Master Natural Gas Sales/Purchase Agreement attached as Attachment F. The foregoing sales shall be made a point upstream of New York State.

     1.12  Change of Assumptions

     RG&E and MGSC shall work together in good faith to reach the Goals of this Agreement. If MGSC in good faith proposes transactions to help meet the Goals, RG&E must timely authorize the transactions unless RG&E has valid contrary economic, regulatory or operational reasons. MGSC's only liability for failure to meet Goals is the liability for failure to provide the quantity of gas set forth in Article VI. MGSC shall not be liable for failure to meet its obligations under the Agreement to the extent that RG&E refused to authorize recommended transactions.

2.   Authorization Procedure

     The following Authorization Procedure shall apply to transactions undertaken or proposed to be undertaken to implement the purposes of the Agreement.

     2.1 Non-Financial Transactions

         a. For all recallable uses of Assets for Non-Financial Transactions of one Month or less duration, MGSC is authorized to undertake the transaction without RG&E approval.

         b. For (i) all non recallable Non-Financial Transactions of 6 Months or less duration and (ii) all recallable Non-Financial Transactions of 6 Months or less duration, but of more than one Month duration, MGSC shall obtain approval by fax under the signature of RG&E's Principal Analyst, Gas Supply Management or designate.

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          c. For all Non-Financial Transactions of more than 6 Months duration,
             MGSC shall obtain approval by fax under the signature of RG&E's Group Manager, Gas Supply Management, or designate.

     2.2  Financial Transactions

     MGSC shall only perform Financial Transactions pursuant to this Agreement to the extent authorized by Risk Management Plan(s) submitted by MGSC from time to time and authorized under the signature of RG&E's Group Manager, Gas Supply Management, or designate.

     RG&E also represents that it has the necessary authority to authorize Financial Transactions and Risk Management Plans to be entered into by MGSC pursuant to this Agreement. RG&E further warrants that such Risk Management Plans and Financial Transactions do not have to be filed with the PSC before they are effective and that such agreements are effective on the date they are fully executed.

     2.3 Pre-Authorized Transactions

     MidCon may recommend the pre-authorization by RG&E of Non-Financial Transactions(s) subject to Sections 2.1(b) or (c) of this Attachment B on either a non-recallable or recallable basis, where MidCon advises that the use of the Assets is consistent with achieving the Goals. The recommendation must specify the proposal in detail including the specific Assets involved, the quantity, whether the use of the Assets is non-recallable or recallable, and the recommended term or, if applicable, whether the release is permanent.

     If such Non-Financial Transaction(s) are approved by RG&E's management (at the management level specified under Sections 2.1(b) and (c) of this Appendix B), MGSC shall be authorized to perform the recommended Non-Financial Transaction(s) on a pre-approved basis. MidCon shall report the initiation of such pre-authorized transactions on the next following Daily Log.

     2.4  Unauthorized Transactions

     MGSC shall not enter into Unauthorized Transactions utilizing the Assets. MGSC shall not receive reimbursement from RG&E of any losses and/or costs MGSC incurs from Unauthorized Transactions. Any gains resulting from such Unauthorized Transactions utilizing the Assets shall be paid to RG&E, but shall not count towards the Savings defined in Attachment C. In addition, Unauthorized Transactions may lead to additional liability for MGSC in the event the Unauthorized Transactions result in a physical shortage of Gas as provided in Section 6.3 of this Agreement.

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3.   Planning Duties

     MGSC's actions in accordance with the plans set forth herein, and consistent with the authorized procedure in Section 2, shall be considered Authorized Transactions. The plans herein described are good faith efforts and have no associated liability.

     3.1 Plan of Procedures

     MGSC shall develop and submit for RG&E's approval, which shall not be unreasonably withheld, a "Plan of Procedures" which shall outline the operating steps which shall be the responsibility of MGSC. The Plan of Procedures shall be based upon an annual, seasonal (winter and summer), Monthly, Bid Week, and Daily time frame. The Plan of Procedures shall be in effect until either party determines a need to revise such plan, at which time MGSC shall develop and submit for RG&E's approval, which shall not be unreasonably withheld, a revised "Plan of Procedures."

     3.2 Plan of Operations

     Each Month by the Business Day following the 18th of the Month, MGSC shall submit a "Plan of Operations" which shall outline MGSC's proposed actions to meet the Goals during the following Month. The Plan of Operations shall emphasize the physical actions to be undertaken and the underlying rationale for those actions. RG&E shall notify MGSC of any objections to such Plan of Operations within three (3) Business Days of receipt thereof, identifying its requested changes. MGSC shall issue a revised Plan of Operations within three (3) Business Days of receipt thereof in accordance with such RG&E objections.

     3.3 Monthly Plan

     Each Month by the Business Day following the 7th of the Month, MGSC shall submit a rolling 24 month plan (the "Monthly Plan"). The Monthly Plan shall provide a projection of the estimated cash flow obligations for the supply portfolio. The Monthly Plan shall begin with the current Month and specify the associated estimated cash flows which are required to meet the Goals. RG&E shall notify MGSC of any objections to such Monthly Plan within ten (10) Business Days of receipt thereof, identifying its requested changes. MGSC shall issue a revised Monthly Plan within three (3) Business Days of receipt thereof in accordance with such RG&E objections.

     3.4 Storage Plan, Risk Management Plan

     From time to time, MGSC shall develop and submit for RG&E's authorization, which shall not be unreasonably withheld, a "Storage Plan" or series of Storage Plans which

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     shall outline the steps necessary for MGSC to increase its ability to meet the Goals on an annual, Monthly, Bid Week and Daily time frame. If MGSC determines that the use of Financial Transactions will increase its ability to meet the Goals, a Risk Management Plan shall be developed. MGSC will provide a detailed description of the use of these Financial Transactions and a discussion of the risks which the use of such Financial Transactions may involve.

     Each Storage Plan and/or Risk Management Plan shall identify the specific authorizations which RG&E is being requested to authorize. Such authorization shall be obtained in accordance with Sections 2.1, 2.2 or 2.3 of this Attachment B before any action is taken on behalf of RG&E.

     3.5 Requirements Forecasting

     RG&E shall work in close communication with MGSC to achieve the Goals, informing MGSC of changes in Reliability Requirements as soon as possible. RG&E will give MGSC 120 Days prior notice of any design day changes.

     RG&E shall, in good faith, submit to MGSC the following Reliability Requirements forecasts using RG&E's best available data:

         a. each Month by the Business Day following the 15th of the Month, a rolling 24 Month forecast of Reliability Requirements, including RG&E's Design Day Requirements commencing with the following Month.

         b. each Day by 8 AM Eastern time a rolling 72 hour Reliability Requirements forecast, which forecast shall separately detail projected usage for the immediate Day, the second Day and the third Day.

         c. as soon as is reasonably practicable, any revision made to a Reliability Requirements forecast previously submitted to MGSC.

     RG&E's forecasts shall specify the delivery constraints by city gate, if any.

     3.6 Meetings for Monitoring and Reporting of Market and Industry Trends and Events

     MGSC and RG&E shall meet no less frequently than every 3 months to discuss, at a minimum:

         a. market, regulatory, and industry trends and how those impact the Reliability Requirement and the Optimization of Asset Value.

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         b.  ways of improving the Parties' performance in their efforts to achieve the Goals.

     To the extent feasible, the Parties shall alternate the location of the meetings between their respective offices.


4.   Compliance with Constraints and Tariffs

     MGSC shall administer and monitor all of RG&E's Gas purchase, transportation, and storage agreements to meet the Goals and to ensure compliance with contract terms of the Assets and applicable transporting Pipeline tariffs during the term of this Agreement.

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                                  ATTACHMENT C

        To the Supply Portfolio Management Agreement between MidCon Gas
           Services Corp. and Rochester Gas and Electric Corporation
                               dated July 1, 1995


                                    SAVINGS

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                                  ATTACHMENT D

          To the Supply Portfolio Management Agreement between MidCon
         Gas Services Corp. and Rochester Gas and Electric Corporation
                               dated July 1, 1995

                                  COMPENSATION


1.   Definitions



2.   Compensation Schedule

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3.   Compensation Adjustments



5.   Billing

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                                  ATTACHMENT E

        To the Supply Portfolio Management Agreement between MidCon Gas
           Services Corp. and Rochester Gas and Electric Corporation
                               dated July 1, 1995


                                   GUARANTEE


     GUARANTEE, dated as of July 1, 1995 by MidCon Corp., a Delaware corporation (the "Guarantor") in favor of Rochester Gas and Electric Corporation ("Counterparty").

     1.  Guarantee.  For value received, and to induce Counterparty to enter
         ---------
into transactions with MidCon Gas Services Corp. (the "Company"), a Delaware corporation and a direct, wholly-owned subsidiary of the Guarantor, pursuant to the Agreement (as defined below), the Guarantor unconditionally and irrevocably guarantees to Counterparty, its successors, endorsees and assigns, the full and prompt payment and performance when due (taking into account all applicable notice or grace periods) of all present and future obligations of all kinds of the Company to Counterparty pursuant to the certain Supply Portfolio Management Agreement dated July 1, 1995 between the Company and Counterparty (the "Agreement"), including, without limitation, all liabilities for damages arising from a breach by Company thereof, whether secured or unsecured, absolute or contingent, joint or several, and regardless of whether the Guarantor shall then be the parent company of the Company (the "Obligations"). The Guarantor further agrees to pay to Counterparty, on demand, all costs and expenses (including court costs and reasonable legal expenses) incurred or expended by Counterparty in connection with the enforcement of this Guarantee.

     2.  Nature of Guarantee.  This Guarantee is a guarantee of payment and not
         -------------------
of collection. Counterparty shall not be obligated to file any claims relating to the Obligations owing to it in the event that the Company becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of Counterparty to so file shall not affect the Guarantor's obligations hereunder. In the event that any payment to Counterparty in respect to any Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder in respect to such Obligations as if such payment has not been made. The Guarantor reserves the right to assert defenses which the Company may have to payment or performance of any Obligation other than defenses arising from the bankruptcy or insolvency of the Company and other defenses expressly waived hereby.

     3.  Consents, Waivers and Renewals.  To the fullest extent permitted by
         ------------------------------
applicable law, Counterparty may, at any time and from time to time, consent to or waive any breach of the Company of, or any act, omission or default of the Company under, the Agreement without incurring any responsibility to the Guarantor, and without impairing or releasing the obligations of the Guarantor hereunder, in whole or in part. Except as provided with respect

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to any such consent or waiver, the Company may agree to modify the Obligations or the Agreement between Counterparty and the Company, without in any way impairing or affecting this Guarantee. The Guarantor hereby waives notice of acceptance of this Guarantee, and also presentment, protest and notice of protest or dishonor or any evidences of the Obligations hereby guaranteed.

     4.  Covenants.  The Guarantor agrees that (a) so long as any of the
         ---------
Obligations remain unpaid, undischarged or unsatisfied it will maintain a consolidated total stockholder's equity, determined in accordance with generally accepted accounting principles ("GAAP"), at an amount not less than $1,000,000,000; and (b) for the term of the Agreement, the Guarantor shall provide Counterparty, on or before 120 days after the Guarantor's fiscal year end, consolidated financial statements of the Guarantor for the year then ended (consisting of a consolidated balance sheet, income statement and statement of cash flows) prepared in accordance with GAAP and audited by the Guarantor's independent public accountants and accompanied by such accountants' report.

     5.  Subrogation.  Guarantor hereby waives any claim, right or remedy which
         -----------
Guarantor may now have or hereafter acquire against the Company that arises hereunder, including, without limitation, any claim, remedy, right of subrogation, reimbursement, exoneration, indemnification, or participation in any claim, right or remedy of Counterparty against the Company, or any security which Counterparty now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

     6.  Representations and Warranties.  The Guarantor hereby represents and
         ------------------------------
warrants to Counterparty that: (i) The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power to execute and deliver this Guarantee and to perform its obligations contemplated hereby; (ii) the execution, delivery and performance of this Guarantee have been duly authorized by all requisite corporate action of the Guarantor; (iii) this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms; and (iv) the execution, delivery and performance of this Guarantee do not contravene any now existing applicable law, regulation, order or contractual restriction binding upon the Guarantor.

     7.  Termination.  This Guarantee shall remain in full force and effect
         -----------
during the term of the Agreement; provided, however, that this Guarantee shall remain in full force and effect thereafter until all Obligations arising under the Agreement shall be finally and irrevocably paid in full.

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     8.  Governing Law.  This Guarantee shall be governed by and construed in
         -------------
accordance with the laws of the State of New York (without reference to conflict of law rules or principles).

     IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed by its duly authorized officer as of the date appearing on page one.

                                 MIDCON CORP.


                                 By:   _____________________________

                                 Name: _____________________________

                                 Title:  ___________________________

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                                  ATTACHMENT F

        To the Supply Portfolio Management Agreement between MidCon Gas
           Services Corp. and Rochester Gas and Electric Corporation
                               dated July 1, 1995


               BASE CONTRACT FOR SALE AND PURCHASE OF NATURAL GAS


        THIS BASE CONTRACT, made and entered into this July 1 of 1995, by and between MidCon Gas Service Corp. ("MGSC"), a Delaware corporation and Rochester Gas and Electric Corporation ("RG&E"), a New York corporation.

ARTICLE I    PURPOSE AND PROCEDURES

1.1 This Base Contract establishes the terms governing purchases, sales and/or exchanges of Gas during the period this Base Contract is in effect. The Base Contract anticipates that the role of a party may change from time to time and that role may in some cases be that of the Seller and in other cases be that of the Buyer. As used herein, the term "Buyer" refers to the party receiving Gas and the term "Seller" refers to the party delivering Gas.

1.2 The terms and conditions incorporated in this Base Contract are intended to facilitate the entering into by Buyer and Seller of a variety of types of transactions with specific pertinent terms and durations. The types of transactions covered by this Base Contract are defined in Section 3.1:

               (i)  Interruptible (I)
              (ii)  Secondary Firm (SF)
             (iii)  Primary Firm (PF) or
              (iv)  Exchange of Futures for Physicals (EFP)

1.3.1 The parties will use the following Transaction Confirmation procedure. Should the parties come to an agreement regarding a Gas purchase or sale transaction for a particular Delivery Period, Seller will, and Buyer may, record that agreement on a Transaction Confirmation and communicate such Transaction Confirmation to the other party by the close of the Business Day following the date of agreement.

1.3.2 If a sending party's Transaction Confirmation is contrary to the receiving party's understanding of the agreement, such receiving party shall notify via telecopy the sending party before the close of the second Business Day following receipt if such receiving party has not previously sent a Transaction Confirmation to the sending party. The Buyer's failure

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to so notify Seller in writing within the aforementioned time period constitutes
Buyer's agreement to the terms of the transaction described in the Seller's Transaction Confirmation.

1.3.3 If there are any differences in a material term between Seller's and Buyer's Transaction Confirmations, then any transaction contemplated under
Section 1.2 will not be governed by this Contract until or unless such differences are resolved.

1.4 The entire agreement between the parties shall be those provisions contained in the Base Contract and any effective Transaction Confirmation ("Contract"). In the event of a conflict between the terms of any Transaction Confirmation and the terms of this Base Contract, the terms of the Transaction Confirmation shall govern.


ARTICLE II    DEFINITIONS

2.1 "British Thermal Unit" or "Btu" shall mean the amount of heat required to raise the temperature of one pound of pure water from 59 degrees Fahrenheit to 60 degrees Fahrenheit at a constant pressure of 14.73 pounds per square inch absolute (psia). MMBtu shall mean one million British Thermal Units.

2.2  "Business Day" shall mean any day except Saturday, Sunday or bank holidays.

2.3 "Contract" shall mean the legally-binding relationship established by (i) this Base Contract and (ii) the provisions contained in any effective Transaction Confirmation(s).

2.4 "Contract Quantity" shall mean the quantity of Gas to be delivered and taken as set forth in the Transaction Confirmation.

2.5  "Cover Costs" shall have the meaning set forth in Section 4.1.

2.6 "Cover Standard" shall mean that if there is an unexcused failure to take or deliver any quantity of Gas pursuant to this Contract, then the non-defaulting party shall use commercially reasonable efforts, consistent with the amount of notice provided by the defaulting party; the immediacy of the Buyer's Gas consumption needs or Seller's Gas sales requirements, as applicable; the quantities involved; and the anticipated length of failure by the defaulting party, to obtain or sell Gas at a price reasonable for the delivery or production area, as applicable.

2.7 "Day" shall mean a period of twenty-four (24) consecutive hours, coextensive with a "day" as defined in the tariff of the Transporter delivering Gas to the Delivery Point in a particular transaction.

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2.8   "Delivery Period" shall be the period during which deliveries are to be made as set forth in the Transaction Confirmation.

2.9   "Delivery Point" shall have the meaning as set forth in Section 8.1.

2.10 "Gas" shall mean any mixture of hydrocarbons or of hydrocarbons and non-combustible gases in a gaseous state consisting essentially of methane.

2.11 "Imbalance Charges" shall mean any scheduling penalties, imbalance penalties, overpull or unauthorized overrun penalties, operational flow order penalties, Cash Out Charges, banking charges, or similar penalties, fees or charges assessed by a Transporter for failure to satisfy the Transporter's balance and/or nomination requirements.

2.12 "Month" shall mean the period beginning on the first day of the calendar month and ending on the first day of the next calendar month.

2.13 "Schedule" or "Scheduled" shall refer to the act of seller, Buyer, and the Transporter(s) notifying, requesting, and confirming to each other the quantity of Gas to be delivered hereunder on any given Gas Day during the Delivery Period.

2.14  "Transaction Confirmation" shall mean the form attached in Exhibit A.

2.15 "Transporter(s)" shall mean all Gas pipeline companies, or the physical facilities thereof, transporting Gas for Seller or Buyer upstream or downstream, respectively, of the Delivery Point pursuant to a particular Transaction Confirmation.


ARTICLE III    PERFORMANCE OBLIGATION

3.1 The Performance Obligation shall be designated in each Transaction Confirmation from one of the following:

        3.1.1 "Interruptible" shall mean that either party may interrupt its performance at any time for any reason, whether or not caused by an event of force majeure, with no liability, except such interrupting party is responsible for any Imbalance Charges as set forth in Section 6.3 related to its interruption after the nomination is made to the Transporter.

        3.1.2 "Secondary Firm" shall mean that either party may interrupt its performance to the extent that such performance is prevented for reasons of Force Majeure or curtailment of such party's interruptible transportation and/or storage, transportation between secondary firm points or recallable firm transportation, with no liability except such interrupting party is responsible for any Imbalance Charges related to its interruption after the

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nomination is made to the Transporter.  If a party interrupts for any other reason or curtails a Secondary Firm customer before curtailing similarly situated Interruptible or Priority Interruptible customers, the non-breaching party's exclusive remedy shall be that it may recover its Cover Costs.

        3.1.3 "Primary Firm" shall mean that either party may only interrupt its performance to the extent that such performance is prevented for reasons of Force Majeure or curtailment of firm transportation and/or storage, with no liability except that such interrupting party is responsible for any Imbalance Charges related to its interruption after the nomination is made to the Transporter. If a party interrupts for any other reason or curtails a Primary Firm customer before curtailing similarly affected Interruptible, Priority Interruptible or Secondary Firm customers, the non-breaching party's exclusive remedy shall be that it may recover its Cover Costs.

        3.1.4 "EFP" shall mean the purchase, sale or exchange of natural Gas as the "physical" side of an exchange for physical transaction involving futures contracts on the New York Mercantile Exchange. EFP shall incorporate the meaning and remedies of Primary Firm.

3.2 If a party interrupts its performance, such party will curtail each customer group in the order indicated in Section 3.1 and within each priority group, excluding Interruptible customers, in a fair and reasonable manner giving similar treatment to similarly affected customers.


ARTICLE IV    DEFAULTS AND REMEDIES

4.1 Subject to Section 4.3, the exclusive and sole remedy of the parties in the event of a breach of the Performance Obligation shall be recovery of the following Cover Costs: (i) in the event of a breach by Seller, payment by Seller to Buyer in an amount equal to the difference between the Contract Price and the purchase price paid by Buyer utilizing the Cover Standard for replacement Gas, adjusted for reasonable incremental transportation costs to or from the Delivery Point(s), multiplied by the quantity of Gas agreed upon but not delivered by Seller ("Buyer's Cover Costs"); or (ii) in the event of a breach by Buyer, payment by Buyer to Seller in an amount equal to the difference between the Contract Price and the price received by Seller utilizing the Cover Standard from the resale of such Gas, adjusted for reasonable incremental transportation costs to or from the Delivery Point(s), multiplied by the quantity of Gas agreed upon but not taken by Buyer ("Seller's Cover Costs");
(iii) in the event that Buyer has used commercially reasonable efforts to replace the Gas or Seller has used commercially reasonable efforts to sell the Gas to a third party, and no such replacement or sale is available, then the exclusive remedy of the non-breaching party shall be the difference between the Contract Price and the price that would have been paid or

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received utilizing the Cover Standard multiplied by the quantity of Gas agreed upon but not delivered by Seller.

4.2 IN NO EVENT WILL EITHER PARTY BE RESPONSIBLE, EITHER UNDER THIS ARTICLE IV OR UNDER ANY OTHER TERM OR PROVISION OF THIS AGREEMENT, FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES.

4.3  In the event that the non-defaulting party terminates the Contract under
Section 15.1, the non-defaulting party shall have the right to designate an early termination date ("Early Termination Date") as any date on or after the event of default under Section 15.1. Upon the Early Termination Date, the non-defaulting party shall have the right to liquidate any and all Transactions under this Contract (including any portion of a Transaction not yet fully delivered) then outstanding by:

               (i) Closing out each Transaction being liquidated at its Market Value, as defined below, so that each such Transaction is cancelled and a settlement payment in an amount equal to the difference between such Market Value and the Contract Value, as defined below, of such Transaction shall be due to the Buyer under the Transaction if such Market Value exceeds the Contract Value and to the Seller if the opposite is the case; and

               (ii) Discounting each amount then due under clause (i) above to present value in a commercially reasonable manner as at the time of liquidation (to take account of the period between the date of liquidation and the date on which such amount would have otherwise been due pursuant to the relevant Transaction); and

               (iii) Setting off or aggregating, as appropriate, any or all settlement payments (discounted as appropriate) and (at the election of the non-defaulting party) any or all other amounts owing between the parties under this Contract so that all such amounts are aggregated and/or netted to a single liquidated amount payable by one party to the other. The net amount due from any such liquidation shall be paid by the close of business on the Business Day following the Early Termination Date.

        For purposes of this Section 4.3, "Contract Value" means the amount of the Gas remaining to be delivered or purchased under a Transaction multiplied by the Contract Price per unit, and "Market Value" means the amount of Gas remaining to be delivered or purchased under a Transaction multiplied by the market price per unit determined by the non-defaulting party in a commercially reasonable manner using the Cover Standard. The rate of interest used in calculating net present value shall be determined by the non-defaulting party in a commercially reasonable manner. The parties agree that a Transaction under this Section

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4.3 shall constitute a "forward contract" within the meaning of the United
States Bankruptcy Code.

        The non-defaulting party's rights under this Section 4.3 and to Cover Costs accrued prior to the termination date are the sole and exclusive remedy of the non-defaulting party. The non-defaulting party shall give notice that a liquidation pursuant to this Section 4.3 has occurred to the defaulting party no later than the Business Day following such liquidation, provided that failure to give such notice shall not affect the validity or enforceability of the liquidation or give rise to any claim by the defaulting party against the non-defaulting party.


ARTICLE V    TRANSPORTATION AND DISPATCHING

5.1 Seller shall have the sole responsibility for transporting the Gas, or ensuring that the Gas is transported, to the Delivery Point. Buyer shall have the sole responsibility for transporting the Gas, or ensuring that the Gas is transported after the Delivery Point.

5.2 If the supply or transportation necessary to deliver or receive the Contract Quantity is unavailable for any reason, the party responsible for or having notice of such interruption shall promptly notify the other party by telecopy. Seller and Buyer shall then cooperate in all reasonable actions to avoid penalties imposed by the Transporter(s). Notwithstanding the above, any notice of interruption shall not be considered an amendment of the Performance Obligation.


ARTICLE VI    QUANTITY, SCHEDULING AND IMBALANCES

6.1 Seller agrees to sell and deliver, and Buyer agrees to receive and purchase, the Contract Quantity for a particular transaction in accordance with the terms of this Contract.

6.2 The parties shall coordinate their Scheduling requirements by telephone with immediate confirmation in writing by telecopy. Ample time must be given to meet the Scheduling deadlines of the affected Transporter(s). Each party's dispatcher shall give the other party's dispatcher timely prior notice, sufficient to meet the requirements of all Transporter(s) involved in the Gas delivery to Buyer, of the quantities of Gas to be delivered and purchased each Day. Such notice shall be at least twenty-four hours prior to the earliest regularly scheduled nomination deadline of the Transporters receiving or delivering Gas commencing on the first day of a month, and two hours earlier than such deadline for any subsequent nomination if intramonth changes are authorized. Should either party become aware that actual deliveries at the Delivery Point(s) are greater or lesser than the Scheduled

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Gas, such party shall notify immediately the other party's Gas Control dispatcher by telephone to be followed up with written telecopy notice within twenty-four hours.

        The parties shall use all reasonable efforts to avoid imposition by any Transporter of Imbalance Charges. If, during any Month, Buyer or Seller receives an invoice from a Transporter which includes Imbalance Charges, the parties shall use their best efforts to promptly determine the validity as well as the cause of such Imbalance Charges. If the parties determine that the Imbalance Charges were incurred as a result of Buyer's actions or inactions (which shall include, but shall not be limited to, Buyer's failure to accept quantities of Gas equal to the Scheduled Gas), then Buyer shall pay for such Imbalance Charges or reimburse Seller for such Imbalance Charges paid by Seller to the Transporter. If the parties determine that the Imbalance Charges were incurred as a result of Seller's actions or inactions (which shall include, but shall not be limited to, Seller's failure to deliver quantities of Gas equal to the Scheduled Gas), then Seller shall pay for such Imbalance Charges, or reimburse Buyer for such Imbalance Charges paid by Buyer to the Transporter.


ARTICLE VII    QUALITY

7.1 All Gas delivered by Seller shall meet the quality and heat content requirements of Transporter(s)' tariff(s), as may be amended from time to time.


ARTICLE VIII    DELIVERY POINT AND DELIVERY PRESSURE

8.1 The Delivery Point(s) for all Gas delivered hereunder shall be such points as are mutually agreed upon between Seller and Buyer as set forth in the Transaction Confirmation.

8.2 Gas delivered hereunder shall be at commercial operating pressures sufficient to deliver such quantities at the Delivery Point(s).


ARTICLE IX    MEASUREMENT

9.1 The unit of quantity measurement for purposes of this Contract shall be one MMBTUs.

9.2 Measurement of Gas quantities hereunder shall be in accordance with the tariff of the first Transporter immediately downstream of the Delivery Point(s).

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ARTICLE X    PRICE

10.1 The Contract Price for all Gas delivered hereunder shall be expressed in U.S. Dollars per MMBTUs ($/MMBtu). The price shall be agreed to by Buyer and Seller for each specific transaction and shall be included in the Transaction Confirmation.


ARTICLE XI    TAXES

11.1 Seller shall pay or cause to be paid, all taxes, fees, levies, penalties, licenses or charges imposed by any government authority ("Taxes") on or with respect to the Gas prior to its delivery at the Delivery Point(s). Buyer shall pay or cause to be paid, all Taxes on or with respect to the Gas after its delivery at the Delivery Point(s); provided, however, that if the sale and/or purchase occurs in the State of New York, RG&E shall reimburse MGSC for any federal, state or local taxes assessed MGSC for such transaction. If a party is required to remit or pay Taxes which are the other party's responsibility hereunder, such party shall promptly reimburse the other party for such Taxes. If Buyer is entitled to an exemption of such Gas from any such Taxes or charges, Buyer shall furnish Seller any necessary exemption or resale certificate covering the Gas delivered hereunder at the Delivery Ponit(s).

11.2 If any Goods and Service Tax ("GST") imposed pursuant to the Excise Tax Act (Canada), as amended from time to time is payable in connection with Gas purchased hereunder, such GST shall be paid by Buyer to Seller, as agent for the federal government of Canada, and Seller shall remit such GST as required by law.


ARTICLE XII    BILLING, PAYMENT AND AUDIT

12.1 On or before the tenth day following the Month of deliveries of Gas hereunder, Seller shall deliver to Buyer a statement for the preceding Month properly identified as to the Delivery Point and applicable Transaction Confirmation showing the total quantity of Gas delivered and the amount due. If the actual quantity delivered is not available by the contractual billing date, billing will be prepared based on the Scheduled quantities. The Scheduled quantity will then be corrected to the actual quantity on the following Month's billing or as soon thereafter as actual delivery information is available.

12.2 Buyer shall remit by the method (check, Automated Clearing House (ACH) or wire transfer) indicated on the Transaction Confirmation the amount due pursuant to Seller's invoice instructions, by the later of the 25th day of the Month in which the statement was rendered or ten days after receipt of the statement by Buyer; provided that if the 25th day is not a Business Day, payment is due on the next Business Day following that date. If Buyer

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fails to remit the full amount payable by it when due, interest on the unpaid portion shall accrue at a rate equal to

          If Buyer, in good faith, disputes the amount of any such statement or any part thereof, Buyer will pay to Seller such amount as it concedes to be correct; provided, however, if Buyer disputes the amount due, Buyer must provide supporting documentation acceptable in industry practice from its Transporter to verify the amount paid. If it is ultimately determined that Buyer owes the disputed amount, Buyer will pay Seller that amount with interest as determined above immediately upon such determination.

12.3 The parties shall have the right, upon reasonable notice and at reasonable times, to examine the books and records of the other party to the extent reasonably necessary to verify (i) the accuracy of any statement, charge, payment, computation made under the Contract or (ii) any curtailment of service under Section 3.2. Any such audit and any claim based upon errors in any statement or unauthorized curtailment must be made within two years of (i) the date of such statement or any revision thereof or (ii) the last Day of the Month during which any such alleged unauthorized curtailment occurs. Following such two year period, a billing statement as adjusted shall be final. Errors in a party's favor shall be rectified in full, with interest as calculated above, by such party within 30 days of notice and substantiation of such inaccuracy.

12.4 Nothing in receipt of any invoice or statement or any information concerning a transaction and nothing in the act of payment or partial payment shall constitute accord and satisfaction, waiver, release, full payment, satisfaction, laches, estoppel or other defense to a claim by or against the Seller or Buyer for the true and actual amount accurately due and payable for the full period of two years in arrears.


ARTICLE XIII    TITLE, WARRANTY AND INDEMNITY

13.1 Title to the Gas shall pass from Seller to Buyer at the Delivery Point(s). Seller shall have responsibility for and assume any liability with respect to the Gas prior to its delivery to Buyer at the specified Delivery Point(s).
Buyer shall have responsibility for and any liability with respect to said Gas after its delivery to Buyer at the Delivery Point(s).

13.2 Seller warrants that it will have good and merchantable title to or will have the right to deliver all Gas sold hereunder and delivered by it to Buyer, free and clear of all liens, encumbrances, and claims.

13.3 Seller and Buyer each warrants that it is engaged in the direct commercial use of natural Gas in the ordinary course of its business, as producer, processor, merchant, or consumer or otherwise has knowledge of the practices associated with the purchase or sale of

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natural Gas.  Each further warrants that it has and will maintain all the regulatory authorizations, certificates, and documentation as may be necessary and legally required to transport, buy, or make sales for resale of Gas sold or purchased hereunder.

13.4 If any claim related to the title to the Gas sold hereunder is asserted at any time, Buyer may withhold payment of up to the amount of such claim without interest, as security for the performance of Seller's obligations hereunder until such claim has been finally determined, or until Seller has furnished a bond or other acceptable assurances to Buyer under terms and conditions satisfactory to Buyer, and in an amount with surety satisfactory to Buyer.

13.5 Seller agrees to indemnify Buyer and save it harmless from all suits, actions, debts, accounts, damages, costs, losses, liabilities and expenses arising from or out of claims of title, personal injury or property damage from any or all persons to said Gas or other charges thereon which attach before title passes to Buyer. Buyer agrees to indemnify Seller and save it harmless from all suits, actions, debts, accounts, damages, costs, losses, liabilities and expenses arising from or out of claims regarding payment, personal injury or property damage from said Gas or other charges thereon which attach after title passes to Buyer.


ARTICLE XIV  NOTICES

14.1 All Transaction Confirmations and other communications ("Communications") made pursuant to the Contract shall be made as follows:

        Rochester Gas and Electric Corp.    MidCon Gas Services Corp.
        89 East Avenue                      P. O. Box 283
        Rochester, NY  14649                Houston, TX 77001-0283
        Attn:  Julie White                  Attn:  Gas Purchase Accounting Dept.
        Phone:  (716) 771-2239              Fax:  (713) 963-3036
        Fax:  (716) 724-8142


14.2  All invoices and payments shall be made as follows:

        Rochester Gas and Electric Corp.    MidCon Gas Services Corp.
        89 East Avenue                      P. O. Box 201689
        Rochester, NY  14649                Houston, TX  77216-1689
        Attn:  Treasury Department          Fax:  (713) 963-3036
        Fax:  (716) 724-8432

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          Wire Transfer:            Wire Transfer:

          RG&E                      MGSC
          ----                      ----


                                    Confirmation of Transfer:
                                    Paul Panhorst
                                    Phone:  (708) 691-2568

14.3 Either party may modify any information specified above by written notice to the other party.

14.4 All Communications, invoices and payments ("Notices") required hereunder may be sent by telecopier or generally accepted electronic means, a nationally recognized overnight courier service, first class mail or hand delivered.

14.5 Notices sent by telecopy shall be deemed to have been received upon the sending party's receipt of its telecopier's confirmation thereof. Notice by overnight mail or courier shall be deemed to have been received on the next Business Day after it was sent or such earlier time as is confirmed by the receiving party. Notice delivered by hand shall be deemed to be received at the time it is delivered to an officer or to a responsible employee of the receiving party. Notice via first class mail shall be considered delivered two Business Days after mailing.


ARTICLE XV    FINANCIAL RESPONSIBILITY

15.1 When reasonable grounds for insecurity of payment arise either party may demand adequate assurance of performance. Adequate assurance shall mean sufficient security in the form and for the term specified by Seller, including, but not limited to, a standby irrevocable letter of credit, a prepayment, a security in an asset acceptable to Seller or a guarantee by a credit worthy entity. In the event either party shall (i) make an assignment or any general arrangement for the benefit of creditors; (ii) default in the payment obligation to the other party; (iii) file a petition or otherwise commence, authorize, or acquiesce in the commencement of a proceeding or cause under any bankruptcy or similar law for the protection of creditors or have such petition filed or proceeding commenced against it; (iv) otherwise become bankrupt or insolvent (however evidenced); (v) be unable to pay its debts as they fall due; or (vi) fail to give adequate assurance of its ability to perform its obligations under the Contract within forty-eight (48) hours of a reasonable request by the other party, then the other party shall have the right to either withhold and/or suspend deliveries, or terminate the Contract without prior notice, in addition to any and all other remedies available hereunder.

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Seller may immediately suspend deliveries to Buyer hereunder in the event Buyer has not paid any amount due Seller hereunder on or before the second day following the date such payment is due.

15.2 Each party reserves to itself all rights, set-offs, counterclaims, and other defenses which it is or may be entitled to arising from or out of the Contract.


ARTICLE XVI    FORCE MAJEURE

16.1 Except with regard to a party's obligation to make payments due under the Contract, neither party shall be liable to the other for a failure to perform its obligations hereunder, if such failure was caused by Force Majeure. As used herein, the term "Force Majeure" shall mean an unforeseen occurrence or event beyond the control of the party claiming excuse which partially or entirely prevents that party's performance of its obligations, except the obligation to make payments due under any transaction.

16.2 The party whose performance is prevented by Force Majeure must provide notice to the other party. Initial notice may be given orally; however, written notification with particulars of the event or occurrence is required as soon as reasonably possible. Upon providing written notification of Force Majeure to the other party, the affected party will be relieved of its obligation to make/accept delivery of Gas to the extent and for the duration of Force Majeure and neither party shall be deemed to have failed in such obligations to the other during such occurrence or event.

16.3 Force Majeure shall include but not be limited to the following: (i) physical events such as acts of God, landslides, lightning, earthquakes, fires, storms or storm warnings which result in evacuation of the affected area, floods, washouts, explosions, breakage or accident or necessity of repairs to machinery or equipment or lines of pipe, weather related events such as hurricanes or freezing or failure of wells or lines of pipe which affects an entire geographic region; (ii) acts of others such as strikes, riots, sabotage, insurrections or wars; (iii) governmental actions such as necessity for compliance with any court order, law, statute, ordinance, or regulation promulgated by a governmental authority having jurisdiction; and (iv) any other causes, whether of the kind herein enumerated or otherwise not reasonably within the control of the affected party. Seller and Buyer shall make reasonable efforts to avoid Force Majeure and to resolve the event or occurrence once it has occurred in order to _____ne performance.

16.4 Neither party shall be entitled to the benefit of the provisions of Force Majeure to the extent performance is affected from any or all of the following circumstances: (i) the sole or contributory negligence of the party claiming excuse; (ii) the party claiming excuse failed to remedy the condition and to resume the performance of such covenants or obligations with

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reasonable dispatch; (iii) economic hardship.  Force Majeure shall not excuse the party's, claiming Force Majeure, responsibility for Imbalance Charges.

16.5 Notwithstanding anything to the contrary herein, the parties agree that the settlement of strikes, lockouts or other industrial disturbances shall be entirely within the discretion of the party experiencing such disturbance.


ARTICLE XVII    GOVERNMENTAL REGULATION

17.1 This Contract and all provisions herein will be subject to all applicable and valid statutes, rules, orders and regulations of any Federal, State, or local governmental authority having jurisdiction over the parties, their facilities, or Gas supply, this Base Contract or Transaction Confirmation or any provisions thereof.

17.2 Neither party will be held in default for failure to perform under this Contract, if such failure is due to compliance with such rules, regulations, laws, orders or directives of any State, Federal or other governmental regulatory authority.


ARTICLE XVIII    TERM

18.1 This Base Contract shall remain in effect for one month from the date hereof and from month to month thereafter unless terminated by either party on thirty (30) days advance written notice; provided, however, that, except as provided in Section 4.3 if one or more Transaction Confirmations are in effect, termination shall not be effective until the expiration of the latest Delivery Period of such Transaction Confirmation(s). The obligations of Buyer to make payment hereunder for Gas which has been delivered and the obligation of Seller to indemnify Buyer, and Buyer to indemnify Seller, pursuant hereto shall survive the termination or cancellation of the Contract or Transaction Confirmation.


ARTICLE XIX    DISPUTE RESOLUTION

19.1 In the event a dispute arises between Buyer and Seller, or the successors or assigns of either of them, regarding the application or interpretation of any provision of this Base Contract or a Transaction Confirmation, the aggrieved party shall promptly notify the other party of its intent to invoke this dispute resolution procedure after such dispute arises.
If the parties shall have failed to resolve the dispute within ten Business Days after delivery of such notice, each party shall, within five Business Days thereafter, nominate a senior officer of its management to meet at a mutually agreed location to resolve the dispute.

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ARTICLE XX    MISCELLANEOUS

20.1 This Contract shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, and heirs of the respective parties hereto, and the covenants, conditions, and obligations of this Contract shall run for the full term of this Contract. No assignment of this Contract, in whole or in part, will be made without the prior written consent of the non-assigning party, which consent will not be unreasonably withheld.

20.2 If any provision in this Contract is determined to be invalid, void or unenforceable by any court having jurisdiction, such determination shall not invalidate, void, or make unenforceable any other provision, agreement or covenant of this Contract.

20.3 No waiver of any breach of this Contract shall be held to be a waiver of any other or subsequent breach. All remedies afforded in this Contract shall be taken and construed as cumulative.

20.4 This Contract sets forth all understandings between the parties respecting the subject matter of each transaction and any prior contracts, understandings and representations, whether oral or written, representing this subject matter are merged into and superseded by the Base Contract and any effective Transaction Confirmation(s). This Contract may only be amended in writing.

20.5 This Contract may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. As used herein, the singular of any term shall include the plural.

20.6 The interpretation and performance of this Contract shall be governed by the laws of New York, excluding, however, any conflict of laws rule which would apply to the law of another jurisdiction.

20.7 The terms of this Contract and of any Transaction Confirmation entered into pursuant hereto, including but not limited to the Contract Price, the Contract Quantity, the Delivery Period, the identified Transporter(s), and all other material terms thereof shall be kept confidential by the parties hereto for one year from the expiration of such Transaction, except to the extent that any information must be disclosed to a third party for the purpose of effectuating transportation of Gas subject to the Contract or to meet New York Mercantile Exchange requirements or governmental filing requirements where necessary, in which case the disclosing party will immediately notify the other party.

20.8 No party shall record any discussion between the parties without first obtaining the written consent of the other party. The parties agree that any unauthorized recording may not be used in any proceedings between the parties.

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20.9    Compliance with the confirmation procedures of Article I satisfies any
"writing" requirements imposed under the Uniform Commercial Code or any other applicable contract law.

        IN WITNESS WHEREOF, parties hereto have caused their names to be signed and executed in duplicate on this ____ day of ____________, 199__.

                                 ________________________________
                                 (Company)


                                 By:   ___________________________

                                 Title:  ____________________________


                                 ________________________________
                                 (Company)


                                 By:   ___________________________

                                 Title:  ____________________________

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                                   EXHIBIT A

                                                      --------------------------------------------------------------
                                                              Date:                        ____________, 199__
               TRANSACTION CONFIRMATION                       Transaction Confirmation #:  ___________________
                                                      --------------------------------------------------------------

====================================================================================================================
                                    Please deliver to ____________________________ immediately.
                Please notify _________________ in writing by tomorrow's Business Day if you are NOT in Agreement.

SELLER:                                                 BUYER:

______________________________________________________  ____________________________________________________________
______________________________________________________  ____________________________________________________________
______________________________________________________  ____________________________________________________________
Attn: ________________________________________________  Attn: ______________________________________________________
Phone: _______________________________________________  Phone: _____________________________________________________
Fax: _________________________________________________  Fax: _______________________________________________________
- --------------------------------------------------------------------------------------------------------------------
Contract Price:  $__________/MMBtu                      Delivery Period:
                                                        From _____________, 199__ to _____________, 199__
- --------------------------------------------------------------------------------------------------------------------
Contract Quantity:                                      Payment Method:

[ ]   ________ MMBtus/____                              [ ]  Check
      (No Intramonth Swing)                             [ ]  Wire
[ ]   From ________ to ________ MMBtus/day              [ ]  ACH
      (Intramonth Swing)
- --------------------------------------------------------------------------------------------------------------------
(If a pooling point is used, list a specific geographic and pipeline location)
Delivery Point(s): _________________________________________________________
- --------------------------------------------------------------------------------------------------------------------
Performance Obligation:  Select One

[ ]   Interruptible
[ ]   Priority Interruptible
[ ]   Secondary Firm
[ ]   Primary Firm
[ ]   EFP

Special Conditions:


- --------------------------------------------------------------------------------------------------------------------
[ ]  This Transaction Confirmation is subject to the Base Contract between Seller and Buyer dated _________, 199__.
- --------------------------------------------------------------------------------------------------------------------

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                                                    Portions omitted pursuant to
                                              Request for Confidential Treatment

- --------------------------------------------------------------------------------------------------------------------
By:  (Buyer) ______________________________________     By:  (Seller) ______________________________________________

Title: ____________________________________________     Title: _____________________________________________________

Date: _____________________________________________     Date: ______________________________________________________
====================================================================================================================

W1:41317

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